Exhibit 99.1

RXi Pharmaceuticals Announces Reverse Stock Split

MARLBOROUGH, Mass., January 5, 2018 /PRNewswire/ — RXi Pharmaceuticals Corporation (NASDAQ: RXII), a clinical-stage company developing a new class of RNAi-based therapeutics, today announced a reverse stock split of its shares of common stock at a ratio of 1-for-10. The reverse stock split will become effective at 12:01 a.m. Eastern Time on January 8, 2018, and shares of RXi Pharmaceuticals common stock will trade on a post-split basis on the Nasdaq Capital Market under the Company’s existing trading symbol, “RXII,” at the market open on January 8, 2018. The new CUSIP number for the Company’s common stock following the reverse stock split will be 74979C808. In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise prices and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock. This includes adjustments made to the warrants that are currently trading on the Nasdaq Capital Market under the Company’s trading symbol, “RXIIW”. These warrants will trade on a post-split basis under the same trading symbol at the market open on January 8, 2018 and have a new CUSIP number—74979C121.

As previously reported, RXi Pharmaceuticals currently has until January 29, 2018 to regain compliance with the Nasdaq Stock Market’s minimum bid price requirement, and, to regain compliance, RXi Pharmaceuticals common stock must have a minimum bid price per share of at least $1.00 for 10 consecutive business days. The principal reason for the reverse stock split is to increase the per share trading price of the Company’s common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. However, there can be no assurance that the reverse stock split will have the desired effect of sufficiently raising the bid price of RXi Pharmaceuticals common stock for the required period.

“The Board and Management of RXi Pharmaceuticals have carefully evaluated the positive and negative aspects that are associated with a reverse split, and in recent months several unsolicited comments on that topic have been received from individual shareholders as well as investment funds and investment bankers,” said Dr. Geert Cauwenbergh, President and CEO of RXi Pharmaceuticals, adding that, “After taking all these comments in favor of or against a reverse split into account, the Board and the Management came to the conclusion that the best path forward is to implement a reverse split at a 1-for-10 ratio. Among the many arguments that were considered, the three most important are (1) that a listing on a national exchange has the potential to provide for additional value in any discussions regarding potential business development opportunities and strategic transactions; (2) that more long-term oriented biotech funds may consider a share price of several dollars as a requirement to consider an investment in a small biotech company; and (3) that a reverse split and the corresponding higher share price has the potential to create an environment that fosters lower share price volatility, on the basis of which shares can better appreciate in value as a result of positive news.”

The reverse stock split was approved by RXi Pharmaceuticals’ stockholders at the Company’s annual stockholder meeting held on June 6, 2017 and the Board of Directors was authorized to implement the reverse stock split and determine the ratio of the split within a range of not less than 1-for-2 or greater than 1-for-40. Thereafter, the Board of Directors determined to fix the ratio for the reverse stock split at 1-for-10.

At the effective time of the reverse stock split, every ten (10) shares of RXi Pharmaceuticals common stock will be combined into one (1) share of RXi Pharmaceuticals common stock. This will reduce the Company’s issued and outstanding common stock from approximately 24.3 million shares to approximately 2.4 million shares. The reverse stock split will also proportionately adjust outstanding options issued under the Company’s equity incentive plan and outstanding warrants to purchase common stock, including listed warrants trading on the Nasdaq Capital Market, as discussed above.

No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of RXi Pharmaceuticals common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. After the effective time of the reverse stock split, shareholders with shares held in certificate form will receive a Letter of Transmittal and instructions from RXi Pharmaceuticals’ transfer agent, Computershare, Inc. Shareholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts. Beneficial holders of RXi Pharmaceuticals common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding RXi Pharmaceuticals’ reverse stock split is available in the definitive proxy statement, filed April 27, 2017, and Form 8-K filed today by RXi Pharmaceuticals with the U.S. Securities and Exchange Commission.

About RXi Pharmaceuticals Corporation

RXi Pharmaceuticals Corporation (NASDAQ: RXII) is a clinical-stage company developing innovative therapeutics that address significant unmet medical needs. Building on the pioneering discovery of RNAi, scientists at RXi have harnessed the naturally occurring RNAi process which can be used to “silence” or down-regulate the expression of a specific gene that may be overexpressed in a disease condition. RXi developed a robust RNAi therapeutic platform, including self-delivering RNA (sd-rxRNA®) compounds, that have the ability to highly selectively block the expression of any target in the genome, thus providing applicability to many therapeutic areas. Our current programs include dermatology, ophthalmology, and cell-based immunotherapy. RXi’s extensive patent portfolio provides for multiple product and business development opportunities across a broad spectrum of therapeutic areas, and we actively pursue research collaborations, partnering and out-licensing opportunities with academia and pharmaceutical companies. For additional information, visit the Company’s website, www.rxipharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about: our ability to realize any anticipated benefits from the reverse stock split, including attracting new investors and retaining our NASDAQ listing; our ability to consummate any strategic transactions; our ability to successfully develop RXI-109, Samcyprone™ and our other product candidates (collectively “our product candidates”); the future success of our clinical trials with our product candidates; the timing for the commencement and completion of clinical trials; our ability to enter into strategic partnerships and the future success of these strategic partnerships; and our ability to deploy our sd-rxRNA® technology through partnerships, as well as the prospects of these partnerships to provide positive returns. Forward-looking statements about expectations and development plans of RXi’s product candidates and partnerships involve significant risks and uncertainties, including the following: risks that we may not be able to successfully develop and commercialize our product candidates; risks that product development and clinical studies may be delayed, not proceed as planned and/or be subject to significant cost over-runs; risks related to the development and commercialization of products by competitors; risks related to our ability to control the timing and terms of collaborations with third parties; and risks that other companies or organizations may assert patent rights preventing us from developing or commercializing our product candidates. Additional risks are detailed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. RXi does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release.

Contact

RXi Pharmaceuticals Corporation

Tamara McGrillen

508-929-3646

tmcgrillen@rxipharma.com